SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 Current Report
                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

      Date of Report: (Date of earliest event reported) : February 7, 2002

                           Commission File No. 0-27862


                            REALITY INTERACTIVE, INC.
             -------------------------------------------------------
             (Exact name of registrant as specified in its charter)



             Nevada                                      41-1781991
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(State or other jurisdiction of               (IRS Employer Identification No.)
incorporation or organization)



                     4766 Holladay Blvd., Holladay, UT 84117
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                    (Address of principal executive offices)

                                  801-308-0011
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                            (Issuer telephone number)

                                       NA
                      -------------------------------------
                             Former Name and Address

Item 5.   Other Events.

         Reality Interactive, Inc. was incorporated on January 23, 2002 in the State of Nevada as a wholly-owned subsidiary of Reality Interactive, Inc. a Minnesota corporation ("Reality Interactive Minnesota"). On January 23, 2002, Reality Interactive Minnesota was merged into Reality Interactive, Inc. a Nevada corporation ("Reality Interactive Nevada") with Reality Interactive Nevada being the surviving entity. Prior to the merger, there were 12,491,574 shares of Reality Interactive Minnesota. Upon completion of the merger, shareholders of Reality Interactive Minnesota were entitled to exchange one share of Reality Interactive Minnesota for one share of Reality Interactive Nevada. On January 24, 2002, Reality Interactive Nevada effected a 1:100 reverse stock split and re-authorized 100,000,000 shares of common stock having a par value of $.001 per share and 5,000,000 shares of preferred stock having a par value of $.001 per share.

         As of Friday, February 1, 2002, the Registrant's new trading symbol is RLTI. In addition, the following individuals became the new officers and directors of the Registrant: Brian Koehn - President and Director and F. Albert Landweher - Secretary , Treasurer and Director. The following individuals resigned from their positions as follows:

Natalie Boss - President and Director
Gregory Boss - Secretary, Treasurer and Director

Item 7.   Financial Statements and Exhibits.

             Exhibits:

             2.1 Articles of Merger

             3.1 Articles of Incorporation

             3.2 Certificate of Amendment

             3.3 Amended By-laws

                                   Signatures

       Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                                 REALITY INTERACTIVE, INC.

     February 7, 2002
                                                  /s/ Brian Koehn